                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-KA

                           AMENDMENT TO CURRENT REPORT
                      Filed pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):  May 25, 2000


                             CELLEX BIOSCIENCES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



                                   MINNESOTA
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

          0-11480                                        41-1412084
 ------------------------              ---------------------------------------
 (Commission File Number)              (I.R.S. Employer Identification Number)

                                540 SYLVAN AVENUE
                       ENGLEWOOD CLIFFS, NEW JERSEY 07632
               --------------------------------------------------
               (Address of Principal Executive Office) (Zip Code)

                                  201-816-8900
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


             8500 Evergreen Boulevard, Minneapolis, Minnesota 55433
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         The undersigned registrant hereby amends the the financial statements and exhibits and other portions of its Current Report on Form 8-K dated May 25, 2000 to include the information set forth in the pages attached hereto.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                  (a)  Financial Statements of Business Acquired
                  (b)  Pro Forma Financial Information



(Sequentially Numbered Pages:   )                         (Exhibit Index: None)
                             ---                                          ----

         Effective May 25, 2000, Cellex Biosciences, Inc. (the "Company") acquired substantially all of the assets and technology and assumed certain liabilities from Unisyn Technologies, Inc. ("Unisyn") pursuant to an asset purchase agreement.

         A Form 8-K was filed on June 8, 2000 to report this event. On August 14, 2000 an amended Form 8-K was filed to include the separate financial statements of Unisyn and to provide pro forma financial information regarding the effect of the acquisition. At the time of the amended filing, the audited financial statements of Unisyn as of and for the year ended December 31, 1999 were not available and thus, unaudited statements for that period were filed. The audit of Unisyn as of and for the year ended December 31, 1999 was recently completed and thus, the 8-K is hereby being amended to include the audited financial statements. Additionally, the pro forma financial information and the unaudited interim financial statements for Unisyn as of and for the three months ended March 31, 2000 and 1999 have been revised to incorporate changes as a result of the audit completion and more complete information available regarding the values of assets purchased and liabilities assumed.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (a)  Financial Statements of Unisyn Technologies, Inc.

        Annual Financial Statements

        As of and for the year ended December 31, 1998:
              Report of Independent Certified Accountants
              Consolidated Balance Sheet
              Consolidated Statement of Operations
              Consolidated Statement of Changes in Accumulated Deficit Consolidated Statement of Cash Flows
              Notes to Consolidated Financial Statements

        As of and for the period ended December 31, 1999
              Report of Independent Certified Accountants
              Balance Sheet
              Statement of Operations and Accumulated Deficit
              Statement of Cash Flows
              Notes to Financial Statements

        Interim Financial Statements (unaudited)

        As of and for the three months ended March 31, 2000 and 1999 (unaudited)
              Balance Sheet at March 31, 2000
              Statements of Operations and Accumulated Deficit
              Statements of Cash Flows
              Notes to Financial Statements


   (b)  Unaudited Pro Forma Financial Information

        Pro Forma Condensed Combined Balance Sheet at March 31, 2000
        Pro Forma Condensed Combined Statement of Operations for the Six Months
              Ended March 31, 2000
        Pro Forma Condensed Combined Statement of Operations for the Year Ended
              September 30, 1999


   (c)  Exhibits

        None.

                        CONSOLIDATED FINANCIAL STATEMENTS
                            AND REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                            UNISYN TECHNOLOGIES, INC.
                                AND SUBSIDIARIES
                                December 31, 1998

                                    CONTENTS


                                                                     Page
                                                                     ----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                    3

CONSOLIDATED FINANCIAL STATEMENTS

         BALANCE SHEET                                                4

         STATEMENT OF OPERATIONS                                      5

         STATEMENT OF CHANGES IN ACCUMULATED DEFICIT                  6

         STATEMENT OF CASH FLOWS                                      7

         NOTES TO FINANCIAL STATEMENTS                                8

               Report of Independent Certified Public Accountants


To the Board of Directors
Unisyn Technologies, Inc. and Subsidiaries


         We have audited the accompanying consolidated balance sheet of Unisyn Technologies, Inc. and Subsidiaries ("the Company") as of December 31, 1998, and the related consolidated statements of operations, changes in accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Unisyn Technologies, Inc. and Subsidiaries as of December 31, 1998, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company has incurred recurring losses from operations and has an accumulated deficit that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                              GRANT THORNTON LLP


Boston, Massachusetts
March 30, 1999

                   Unisyn Technologies, Inc. and Subsidiaries

                           CONSOLIDATED BALANCE SHEET

                                December 31, 1998

                                     ASSETS

CURRENT ASSETS
  Cash                                                            $     99,966
  Trade accounts receivable (net of allowance for doubtful
    accounts of $57,000)                                               133,453
  Other accounts receivable                                             78,964
  Inventories                                                          290,800
  Prepaid expenses                                                      22,019
                                                                  ------------
          Total current assets                                         625,202
                                                                  ------------

Property, plant and equipment, net                                   1,586,927

Other assets                                                            84,011
                                                                  ------------

          Total assets                                            $  2,296,140
                                                                  ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Convertible debt                                                $  2,888,081
  Current portion of long-term debt                                  1,042,329
  Accounts payable                                                   1,900,516
  Accrued liabilities                                                  800,930
  Deferred revenue                                                     185,189
                                                                  ------------
          Total current liabilities                                  6,817,045

LONG-TERM DEBT                                                         137,135

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
  Common stock, 100,000,000 shares authorized, 1,459,958
    shares issued and outstanding                                        1,460
  Additional paid in capital                                        38,625,140
  Accumulated deficit                                              (43,284,640)
                                                                  ------------
          Total stockholders' deficit                               (4,658,040)
                                                                  ------------

          Total liabilities and stockholders' deficit             $  2,296,140
                                                                  ============


The accompanying notes are an integral part of these financial statements.

                   Unisyn Technologies, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      For the year ended December 31, 1998


Revenues
  Product                                                         $ 2,084,043
  Services                                                            721,395
                                                                  -----------
                                                                    2,805,438
                                                                  -----------

Operating expenses
  Cost of product                                                   1,549,447
  Cost of services                                                  2,226,522
  Research and development                                            618,812
  Selling and marketing                                             2,066,738
  General and administrative                                        1,622,394
  Merger-related expenses                                           1,111,094
                                                                  -----------
                                                                    9,195,007
                                                                  -----------

          Loss from operations                                     (6,389,569)
                                                                  -----------

Other income (expenses)
  Interest income                                                      39,483
  Interest expense                                                   (419,693)
  Foreign currency translation gain                                    19,271
  Loss on disposal of property and equipment                           (5,351)
                                                                  -----------
                                                                     (366,290)
                                                                  -----------

          Loss from continuing operations                          (6,755,859)
                                                                  -----------

Discontinued operations
  Loss from discontinued operations                                   (81,239)
  Loss on sale of discontinued operations                             (36,109)
                                                                  -----------

          Net loss                                                $(6,873,207)
                                                                  ===========


The accompanying notes are an integral part of these financial statements.

                               Unisyn Technologies, Inc. and Subsidiaries

                        CONSOLIDATED STATEMENT OF CHANGES IN ACCUMULATED DEFICIT

                                  For the year ended December 31, 1998


                                                 Series D
                                                Convertible
                                               Preferred Stock               Common Stock
                                          ------------------------    --------------------------      Additional        Accumulated
                                             Shares        Value         Shares         Value       Paid-in Capital       Deficit
                                          -----------   ----------    ------------   -----------    ---------------    ------------
Balance, December 31, 1997                 16,005,546    $16,006       15,138,210       $15,138        $37,618,399     $(36,411,433)

Exercise of stock options                                               2,741,563         2,742              1,343

Issuance of stock for services                                            102,209           102             35,671

Exercise of warrants                                                   13,325,391        13,325            840,594

Series D anti-dilution                      5,254,557      5,254                                            (5,254)

Series D conversion to common shares      (21,260,103)   (21,260)      21,260,103        21,260

Stock split                                                           (51,107,518)      (51,107)            51,107

Issuance of warrants                                                                                        83,280

Net loss                                                                                                                 (6,873,207)
                                          -----------   ----------    ------------    ----------       ------------    ------------

Balance, December 31, 1998                               $     -        1,459,958      $  1,460        $38,625,140     $(43,284,640)
                                          ===========   ==========    ============    ==========       ============    ============



The accompanying notes are an integral part of these financial statements.

                                    Unisyn Technologies, Inc. and Subsidiaries

                                       CONSOLIDATED STATEMENT OF CASH FLOWS

                                       For the year ended December 31, 1998


(Decrease) in Cash

Cash flows from operating activities:
  Net loss                                                                                     $(6,873,207)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization                                                                  830,124
    Loss from discontinued operations                                                              117,348
    Loss on sale of fixed assets                                                                     5,351
    Non-cash interest and other expenses                                                           119,053
    Changes in assets and liabilities:
      Trade accounts receivable                                                                    334,954
      Other accounts receivable                                                                     26,439
      Inventories                                                                                  308,615
      Prepaid expenses                                                                             (16,389)
      Other assets                                                                                 611,106
      Accounts payable                                                                             393,563
      Accrued liabilities                                                                          (19,370)
      Deferred revenue                                                                             (23,765)
                                                                                               -----------

          Net cash (used in) operating activities                                               (4,186,178)

Cash flows from investing activities:
  Additions to property, plant and equipment                                                       (75,614)
  Proceeds from sale of property, plant and equipment                                                6,500
                                                                                               -----------
          Net cash (used in) investing activities                                                  (69,114)
                                                                                               -----------

Cash flows from financing activities:
  Net proceeds from long-term debt                                                                  27,278
  Proceeds from issuance of convertible debt                                                     2,888,081
  Proceeds from exercise of stock options                                                            4,085
  Proceeds from exercise of warrants                                                               853,919
                                                                                               -----------

          Net cash provided by financing activities                                              3,773,363
                                                                                               -----------

          Net decrease in cash                                                                    (481,929)

Cash, beginning of year                                                                            581,895
                                                                                               -----------
Cash, end of year                                                                              $    99,966
                                                                                               ===========

Supplemental Disclosure of Cash Flow Information:

  Cash paid during the year for:
    Interest                                                                                   $    93,866

Supplemental Disclosure of Non-Cash Financing Information:

     The Company issued common stock worth approximately $36,000 as payment for consulting services.

The accompanying notes are an integral part of these financial statements.

                   Unisyn Technologies, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1998


NOTE A - OPERATIONS

   Unisyn Technologies, Inc. and Subsidiaries (the "Company") develops, manufacturers and markets products and contract services that produce antibodies. The Company also provides research and development services related to these products. The Company's products are utilized to manufacture biological material for the research, diagnostic and pharmaceutical segments of the biotechnology industry. The Company sells its products mainly to pharmaceutical companies and universities throughout the United States and Europe.

   The Company has incurred net losses since its inception and at December 31, 1998 had an accumulated deficit of $43,284,640. At December 31, 1998, the Company had a stockholders' deficit of $4,658,040 and current liabilities exceeded current assets by $6,191,843. The Company has been delinquent in its lease agreements as they have ceased making regular monthly payments. The Company has also been slow in paying its other creditors on a timely basis.

   On January 14, 1999, the Company entered into a merger agreement with Medi-Cult A/S ("Medi-Cult"), a Danish corporation (see note M) in which Medi-Cult would acquire all of the outstanding common shares of the Company. Medi-Cult has invested approximately $2.3 million in the form of debt financing subsequent to year-end. Medi-Cult has not made any additional commitments to finance future operations of the Company. Medi-Cult is contemplating performing a public offering in Denmark in 1999. The proceeds of the public offering are expected to be used to expand Medi-Cult's and Unisyn's operations in North America and Europe. There is, however, no assurance that the public offering will be completed. Based on these factors, there is substantial doubt about the Company's ability to continue as a going concern.

   The Company requires additional financing following the merger to sustain operations until the Company can generate sufficient positive cash flow to fund operations. Management is hopeful that they will obtain this additional financing and make improvements to operations to assist in generating positive cash flow. The Company's strategy for improving cash flow from operations includes integration of operations of the Company and Medi-Cult to take advantage of potential efficiencies from the combination. The Company hopes to capitalize on the growth expected in the pharmaceutical and biotechnology markets and expand its share of the contract cell production services market.

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     Principles of Consolidation

       The accompanying consolidated financial statements include the accounts of Unisyn Technologies, Inc. and its wholly owned subsidiaries; Unisyn Technologies France S.A.R.L. and Unisyn Technologies LTD. All material intercompany balances and transactions have been eliminated in consolidation.

     Use of Estimates

       In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Significant estimates in these financial statements include balances in accounts receivable awaiting collection by the Company and the carrying amount of inventory.

     Foreign Currency Translation

       Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at current exchange rates and income and expense items are translated at average rates of exchange prevailing during the period. Gains and losses arising from transactions denominated in foreign currencies are included in other income and was not material in the period presented.

     Revenue Recognition

       Revenue from product sales is recognized when the products are shipped to the customer. Revenue from service contracts is recognized as the services are performed. Amounts received in advance of shipment or services to be performed under contracts are recorded as deferred revenue. Estimated warranty costs are accrued at the time of product shipment.

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     Concentration of Credit Risk

       Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivables and direct financing leases. Concentrations of credit risk with respect to the Company's accounts receivable are limited due to the large number of customers comprising the Company's customer base. To minimize risk, the Company performs ongoing credit evaluations of its customers. The Company maintains reserves for potential credit losses.

       At December 31, 1998, the Company had one customer who accounts for 41% of net trade accounts receivable and 11% of revenues for the year ended December 31, 1998.

     Stock Split

       The Company recorded a fifty-to-one stock split on August 2, 1998 to stockholders of record on August 28, 1998. Per share data has been reflected to present share information on a post stock split basis.

     Cash and Cash Equivalents

       The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company invests its excess cash primarily in certificates of deposits.

     Inventories

       The Company's inventory costs are determined principally under the first-in, first-out ("FIFO") method and stated at the lower of cost or market.

     Depreciation and Amortization

       Depreciation and amortization is provided for in amounts sufficient to related the cost of depreciable assets to operations over their estimated service lives using the straight-line basis.

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

       Depreciation for income tax purposes is based on various accelerated methods. Maintenance and repair costs are expensed as incurred. Depreciation is based upon the following estimated useful lives:

         Laboratory equipment                                          5 years
         Demonstration equipment                                       5 years
         Office equipment                                              5 years
         Computer equipment                                            3 years
         Furniture and fixtures                                        5 years
         Automobiles                                                   5 years
         Leasehold improvements                     Over the life of the lease

     Income Taxes

       The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109 deferred tax assets or liabilities are computed based on the difference between the financial statements and income tax bases of assets and liabilities using the enacted tax rates. Deferred income tax expense or credits are based on changes in the asset or liability from period to period.


     Advertising

       Advertising is expensed as incurred. For the year ended December 31, 1998 advertising expense was $20,821.


NOTE C - INVENTORIES

   At December 31, 1998, inventory consists of the following:

     Raw materials                                        $385,207
     Work in process                                        17,543
     Finished goods                                        274,740
                                                          --------
                                                           677,490
               Less reserve                               (386,690)
                                                          --------

               Total                                      $290,800
                                                          ========

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998


NOTE D - PROPERTY, PLANT AND EQUIPMENT

   At December 31, 1998, property and equipment consists of the following:

     Laboratory equipment                                            $2,028,667
     Demonstration equipment                                            188,574
     Office equipment                                                   252,763
     Computer equipment                                                 423,603
     Automobiles                                                         21,776
     Leasehold improvements                                           1,295,735
                                                                     ----------
                                                                      4,211,118

        Less accumulated depreciation (including $1,059,965
           relating to capital lease equipment)                      (2,624,191)
                                                                     ----------

        Total                                                        $1,586,927
                                                                     ==========

   Included in property, plant and equipment are purchases acquired through capital lease financing arrangements with a gross value of approximately $1,713,000 at December 31, 1998.


NOTE E - COVERTIBLE DEBT

   The Company has several unsecured convertible note obligations, amounting to $2,888,081 at December 31, 1998, of which $2,231,081 are due to shareholders of the Corporation. The notes bear interest at a rate of 5% to 10% per year. These notes were converted into common shares of Medi-Cult upon the acquisition of the Company in January 1999 (see Note M).


NOTE F - LONG-TERM DEBT

   Long-term debt consists of the following:

     Capital lease obligations for laboratory and other equipment under various noncancelable lease agreements with a stockholder of the Company. The capital obligations are payable in monthly installments. The obligations are secured by a first lien on all property. The interest rates on the agreements range from
     10 to 15% and expire during 1999.                                $1,044,014

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998


NOTE F - LONG-TERM DEBT - Continued

     Note payable to a financial institution, due in 60 equal
     monthly installments of principal and interest of $425.
     The note bears interest at 8.99% and is secured by a motor
     vehicle. The note matures in April 2001.                            11,052

     Loan to lessors of the Company's facilities in Worcester,
     MA and Hopkinton, MA for tenant improvements done at the
     facilities. The leases for these facilities expire on
     March 1, 2006 and June 1, 2001, respectively.                      155,232

     Debt discount                                                      (30,834)
                                                                     ----------
                                                                      1,179,464
     Less current portion                                             1,042,329
                                                                     ----------

     Long-term portion                                               $  137,135
                                                                     ==========

   Long-term debt is payable over the next five years as follows:

     1999                                                            $1,042,329
     2000                                                                29,559
     2001                                                                26,948
     2002                                                                24,870
     2003                                                                24,870
     Thereafter                                                          30,888
                                                                     ----------

                                                                     $1,179,464
                                                                     ==========


   In January 1999, the Company consolidated its capital lease obligations into one lease agreement. The creditor agreed to forgive $222,000 of this loan and extended payment terms until August 2002.


NOTE G - WARRANTS

   In connection with the issuance of convertible debt in fiscal 1998, the Company issued warrants to purchase up to 615,524 of the Company's common shares until the acquisition of the Company by Medi-Cult. The warrants are exercisable at $5.00 per share and are convertible into common shares. The number of warrants reflects the result of a 50 to 1 stock split on all common shares and common share equivalents. The warrants were initially recorded at an estimated fair market value of $83,280.

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998


NOTE G - WARRANTS - Continued

   and were subsequently converted into common shares of Medi-Cult upon the acquisition of the Company in January 1999 (see Note N). The Company recorded $83,280 in interest expense associated with these warrants.

   The Company also had issued additional warrants with varying exercise prices and expiration dates. Management estimated the original value of these warrants to be $608,000. As of December 31, 1998, $30,834 of the debt discount remains unamortized. Of these warrants, the Company has the following warrants outstanding for the purchase of common stock at December 31, 1998:

                                                  Number of     Exercise Price
     Expiration Date                               Shares          Per Share
     ---------------                              ---------     --------------
     December 1999                                   7,202          $50.00
     October 2000                                    8,159           50.00
     October 2000                                   31,074           17.50
     May 2001                                        1,340            5.00
     July 2001                                      13,796           50.00
     October 2001                                    2,233           62.50
     February 2003                                  27,187            5.00
                                                   -------

                                                    90,991
                                                   =======

     Weighted average exercise price               $ 25.10
                                                   =======


NOTE H - STOCK OPTION PLANS

   In 1996, the Company established the 1996 Equity Participation Plan (the "1996 Plan") which provided for the grant of incentive stock options, nonqualified stock options and restricted stock to employees, consultants, and independent directors. Options granted under this plan vest over various periods and expire no later than 10 years from the date of grant. A total of 1,529,000 shares of common stock may be issued under the 1996 Plan. The maximum number of shares that options may be granted to any individual under the 1996 Plan shall not exceed 400,000 shares of common stock during any calendar year. The Committee of the Board of Directors has the authority to select the employees to whom options are granted and determine the terms of each option including (1) the number of shares of common stock subject to the option, (2) when the option becomes exercisable, (3) the option exercise price, which in the case of incentive stock options must be at least 100%

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998


NOTE H - STOCK OPTION PLANS - Continued

   (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's common stock) and (4) the duration of the option (which in the case of incentive stock options, may not exceed 10 years).

   A summary of the Company's stock option plan as of December 31, 1998 after a stock split of 50 to 1 is presented below:

                                                                    Weighted
                                                     Number of    Average Price
                                                      Options       Per Share
                                                     ---------    -------------

     Beginning Options Outstanding                    55,897         $5.000
     Options Granted                                   3,384          0.135
     Options Exercised                               (54,831)         0.135
     Options Cancelled                                (3,085)         0.135
                                                     -------         ------

     Ending Options Outstanding and Exercisable        1,365         $2.459
                                                     =======         ======


NOTE I - COMMITMENTS AND CONTINGENCIES

   Commitments - Leases

     The Company leases offices, laboratory and manufacturing facilities under operating leases that expire at various through March 2006. Certain of the facility leases provide for future rental increases based on changes in Consumer Price Index. Total rental expense for the year ended December 31, 1998 was $562,103.

     The minimum future rentals under operating leases are as follows:

       Year Ending
       December 31,                                                Amount
       ------------                                             ----------
         1999                                                   $  376,586
         2000                                                      379,641
         2001                                                      335,003
         2002                                                      302,208
         2003                                                      255,336
         Thereafter                                              3,106,588
                                                                ----------

                                                                $4,755,362
                                                                ==========

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998


NOTE I - COMMITMENTS AND CONTINGENCIES - Continued

   Contingencies

     The Company is also involved in other legal and administrative proceedings and claims of various types which arise in the ordinary course of business. In the opinion of the Company's management, based upon information furnished by counsel and others, the ultimate resolution of these claims will not have a material impact on the Company's financial position.


NOTE J - RETIREMENT PLAN

   The Company maintains a retirement savings plan under Section 401(K) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participant to defer a portion of their annual compensation on a pretax basis. At December 31, 1998 the Company matches 50% of employees' contributions up to a maximum of 6% of their annual compensation. For the year ended December 31, 1998, the Company contributed $45,877 to the plan.


NOTE K - MERGER-RELATED EXPENSES

   The Company expensed in 1998 approximately $1,100,000 in legal and consulting costs associated with a failed merger agreements between the Company and Cellex Biosciences, Inc. and Goodwin Biotechnology, Inc.


NOTE L - INCOME TAXES

   At December 31, 1998, the Company had net operating loss and tax credit carryforwards for Federal income tax purposes of approximately $45,024,000 and $155,000, respectively, available to reduce Federal taxable income expiring in various amounts through 2013. The Tax Reform Act of 1986 (the "Act"), enacted in October 1986, limits the amount of net operating loss and credit carryforwards that companies may utilize in any one year in the event of cumulative changes in ownership over a three-year period in excess of 50%. The Company has completed several financing since the effective date of the Act, which as of December 31, 1998, have resulted in ownership changes in excess of 50%, as defined under the Act. Ownership changes in future periods may limit the Company's ability to utilize net operating loss and tax credit carryforwards.

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998


NOTE L - INCOME TAXES - Continued

   The components of the deferred tax amounts, carryforwards and the valuation allowance at December 31, 1998 is approximately as follows:

     Operating loss carryforwards                                $18,010,000
     Temporary differences                                           261,000
     Tax credit carryforwards                                        241,000
                                                                 -----------
                                                                  18,512,000
     Valuation allowance                                         (18,512,000)
                                                                 -----------

                                                                 $         -
                                                                 ===========

   The Company has provided a full valuation allowance against its deferred tax asset at December 31, 1998, since it is more likely than not that these future benefits will not be realized. Should the Company achieve profitability in the future, these deferred tax assets may be available to reduce future income taxes subject to the limitations described above.


NOTE M - DISCONTINUED OPERATIONS

   In August 1998, the Company disposed of Unisyn Technologies, GMBH, its subsidiary in Germany. This subsidiary was substantially inactive in fiscal 1998. The disposal resulted in a loss on sale of discontinued operations of $117,348. The net loss from discontinued operations in fiscal 1998 was $81,239.


NOTE N - SUBSEQUENT EVENT

   On January 14, 1999, the Company was acquired by Medi-Cult a/s a Danish biotechnology company. Medi-Cult is quoted on the Oslo Stock Exchange under the ticker MEC.

   At the date of the acquisition, all the outstanding Unisyn Technologies, Inc. Common Shares (including shares issued upon the conversion of the Company's bridge debt and accrued interest) were automatically converted into common shares of Medi-Cult or cash. Only an "accredited investor" as defined by Rule 501(a)(5) of the Securities Act of 1993 or a "non-U.S. person outside the United States" in accordance with Rule 902 of Regulation S under the Securities Act of 1933 were eligible to receive Medi-Cult Common Shares. All other shareholders would receive cash.

                   Unisyn Technologies, Inc. and Subsidiaries

                                December 31, 1998


NOTE N - SUBSEQUENT EVENT - Continued

   Based on the above criteria, the 17,960,681 common shares of the Company outstanding on January 14, 1999 were converted into approximately 372,107 Medi-Cult Common Shares. Cash payments of approximately $10,000 will be made to the other shareholders and for fractional shares. Of the 372,107 Medi-Cult Common Shares 74,424 (20%) will be placed in escrow for two years per the Merger Agreement. The Medi-Cult Common Shares now held by former shareholders of the Company represents approximately 9% of the total issued and outstanding Medi-Cult Common Shares after the acquisition.

                            UNISYN TECHNOLOGIES, INC.
                         (A SUBSIDIARY OF MEDI-CULT A/S)
                            Financial Statements and
                              Report of Independent
                          Certified Public Accountants
                                December 31, 1999

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Table of Contents
December 31, 1999

--------------------------------------------------------------------------------

                                                                   Page

Report of Independent Certified Public Accountants...................3

Financial Statements

         Balance Sheet...............................................4

         Statement of Operations.....................................5

         Statement of Changes in Stockholder's Equity................6

         Statement of Cash Flows.....................................7

         Notes to Financial Statements...............................8

               Report of Independent Certified Public Accountants


To the Board of Directors
Unisyn Technologies, Inc.


         We have audited the accompanying balance sheet of Unisyn Technologies, Inc. (a subsidiary of Medi-Cult A/S) as of December 31, 1999, and the related statements of operations, changes in stockholder's equity and cash flows for the period January 14, 1999 (date of acquisition) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unisyn Technologies, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the period January 14, 1999 through December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred recurring losses from operations and has an accumulated deficit that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                         GRANT THORNTON LLP

Boston, Massachusetts
January 12, 2001

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Balance Sheet
December 31, 1999

--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
  Cash                                                              $   40,936
  Trade accounts receivable (net of allowance for doubtful
    accounts of $70,000)                                               602,095
  Other accounts receivable                                             13,411
  Inventories                                                          640,576
  Prepaid expenses                                                      45,092
                                                                    ----------
          Total current assets                                       1,342,110
                                                                    ----------

Property, plant and equipment, net                                   1,423,922

Other assets                                                            28,073
                                                                    ----------

          TOTAL ASSETS                                              $2,794,105
                                                                    ==========

LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
  Notes payable                                                     $7,294,073
  Accounts payable                                                     821,733
  Accrued liabilities                                                  211,364
  Deferred revenue                                                     154,336
                                                                    ----------
          Total current liabilities                                  8,481,506
                                                                    ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIT
  Common stock; $.001 par value; 1,000 shares authorized;
    10 shares issued and outstanding                                     1,000
  Additional paid in capital                                         2,228,255
  Accumulated deficit                                               (7,916,656)
                                                                    ----------
          Total stockholder's deficit                               (5,687,401)
                                                                    ----------

          TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT               $2,794,105
                                                                    ==========


The accompanying notes are an integral part of these financial statements.

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Statement of Operations
For the period January 14, 1999 (date of acquisition) through December 31, 1999

--------------------------------------------------------------------------------

REVENUES                                                      $ 3,489,573

OPERATING EXPENSES
  Cost of goods sold                                            4,335,637
  Research and development                                        151,391
  Selling and marketing                                           943,266
  General and administrative                                    1,635,589
  Impairment of goodwill                                        4,017,532
                                                              -----------
                                                               11,083,415

          Loss from operations                                 (7,593,842)

OTHER INCOME (EXPENSE)
  Interest income                                                  12,383
  Interest expense                                               (335,197)
                                                              -----------
                                                                 (322,814)
                                                              -----------

          NET LOSS                                           $ (7,916,656)
                                                              ===========


The accompanying notes are an integral part of these financial statements.

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Statement of Changes in Stockholder's Equity
For the period January 14, 1999 (date of acquisition) through December 31, 1999

--------------------------------------------------------------------------------

                                 Common Stock
                              -----------------      Additional     Accumulated
                               Shares     Value    Paid-In Capital     Deficit
                              -------   -------   ---------------   -----------
Balance, January 14, 1999       -        $    -       $        -    $        -

Issuance of common stock        10        1,000        2,228,255             -

Net loss                                                             (7,916,656)
                                --       ------       ----------    ------------
Balance, December 31, 1999      10       $1,000       $2,228,255    $(7,916,656)
                                ==       ======       ==========    ===========



The accompanying notes are an integral part of these financial statements.

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Statement of Cash Flows
For the period January 14, 1999 (date of acquisition) through December 31, 1999

--------------------------------------------------------------------------------

Increase (Decrease) in Cash

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                          $(7,916,656)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization                                       648,639
    Loss on sale of fixed assets                                            856
    Impairment of goodwill                                            4,017,532
    Changes in assets and liabilities:
      Trade accounts receivable                                        (280,291)
      Other accounts receivable                                          79,011
      Inventories                                                      (480,291)
      Prepaid expenses                                                  (29,107)
      Other assets                                                       23,925
      Accounts payable                                                 (342,391)
      Accrued liabilities                                              (333,202)
      Deferred revenue                                                  (30,853)
                                                                    -----------

          Net cash used in operating activities                      (4,717,417)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                           (366,784)
  Proceeds from sale of property, plant and equipment                     2,000
                                                                    -----------

          Net cash used in investing activities                        (364,784)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings on notes payable                                     5,017,205
                                                                    -----------

          Net cash provided by financing activities                   5,017,205

          Net decrease in cash                                          (64,996)

Cash, beginning of period                                               105,932
                                                                    -----------

Cash, end of period                                                 $    40,936
                                                                    ===========


The statement of cash flows for the period ended December 31, 1999 has been prepared on a basis which excludes the effects of the purchase of certain assets and liabilities more fully described in note C to the financial statements.


Supplemental Disclosure of Cash Flow Information:

  Cash paid during the period for:
    Interest                                                        $   463,299
                                                                    ===========



The accompanying notes are an integral part of these financial statements.

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Notes to Financial Statements
December 31, 1999

--------------------------------------------------------------------------------

NOTE A - OPERATIONS

   Unisyn Technologies, Inc. (the "Company"), a wholly owned subsidiary of Medi-Cult A/S ("Medi-Cult"), develops, manufacturers and markets products and contract services that produce antibodies. The Company also provides research and development services related to these products. The Company's products are utilized to manufacture biological material for the research, diagnostic and pharmaceutical segments of the biotechnology industry. The Company sells its products mainly to pharmaceutical companies and universities throughout the United States and Europe. International sales for the period January 14, 1999 through December 31, 1999 represented approximately 25% of the Company's net sales.

   On January 14, 1999, Medi-Cult through an acquisition company acquired all of the outstanding stock of Unisyn Technologies, Inc. for cash and Medi-Cult stock. The Company has accounted for its acquisition by Medi-Cult using the purchase method of accounting and accordingly, the purchase price has been allocated to the assets purchased and liabilities assumed based upon management estimate of the fair value at the date of acquisition with a corresponding credit to Additional-Paid-In-Capital (see note C).

   The Company has incurred net losses since its inception. Prior to the Company's acquisition by MediCult A/S on January 14, 1999, the predecessor company had an accumulated deficit of approximately $43,500,000. The Company incurred a net loss of $7,916,656 for the period January 14, 1999 through December 31, 1999. The Company has been slow in paying its other creditors on a timely basis. These factors raise doubt about the Company's ability to continue as a going concern.

   On May 25, 2000, the Company sold substantially all of its assets and liabilities to Cellex Biosciences, Inc. ("the Purchaser"), a Minnesota based corporation for a purchase price of approximately $2,309,000 of which $1,163,000 was payable in 930,000 shares of common stock of the Purchaser.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     USE OF ESTIMATES

       In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Significant estimates in these financial statements include balances in accounts receivable awaiting collection and the impairment of goodwill.

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Notes to Financial Statements - Continued
December 31, 1999

--------------------------------------------------------------------------------

     REVENUE RECOGNITION

       Revenue from product sales is recognized when the products are shipped to the customer. Revenue from service contracts is recognized as the services are performed. Amounts received in advance of shipment or services to be performed under contracts are recorded as deferred revenue. Estimated warranty costs are accrued at the time of product shipment.

     CONCENTRATION OF CREDIT RISK

       Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivables. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the customer base. To minimize risk, the Company performs ongoing credit evaluations of its customers. The Company maintains reserves for potential credit losses.

     CASH AND CASH EQUIVALENTS

       For purposes of the statement of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. Excess cash is primarily invested in certificates of deposits.

     INVENTORIES

       The Company's inventory costs are determined principally under the first-in, first-out ("FIFO") method and stated at the lower of cost or market.

     DEPRECIATION AND AMORTIZATION

       Depreciation and amortization is provided for in amounts sufficient to related the cost of depreciable assets to operations over their estimated service lives ranging from 3 to 5 years using the straight-line basis. Leasehold improvements are amortized over the life of the lease.

     GOODWILL

       On January 14, 1999, the Company was acquired by Medi-Cult A/S (see note
       C). In December 1999, the Company determined that there had been an impairment in the carrying value of its goodwill as a result of continued operating losses incurred. Management determined that the impairment required the write-off of the remaining unamortized balance of goodwill related to the purchase ($4,017,532). The impairment of goodwill has been reported as a loss in the Statement of Operations.

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Notes to Financial Statements - Continued
December 31, 1999

--------------------------------------------------------------------------------

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     INCOME TAXES

       The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets or liabilities are computed based on the difference between the financial statements and income tax bases of assets and liabilities using the enacted tax rates. Deferred income tax expense or credits are based on changes in the asset or liability from period to period. Depreciation for income tax purposes is based on various accelerated methods.

     ADVERTISING

       Advertising is expensed as incurred. For the period January 14, 1999 through December 31, 1999 advertising expense was approximately $41,000.


NOTE C - BUSINESS ACQUISITION

   On January 14, 1999, Medi-Cult through an acquisition company acquired all of the outstanding stock of Unisyn Technologies, Inc. Purchased assets consisted primarily of cash, accounts receivable, inventory and machinery and equipment. Liabilities assumed included all notes payable outstanding. Goodwill is being amortized over 25 years. A summary of the transaction is as follows:

     Consideration Given
       Cash paid                                                      $   10,000
       Value of Medi-Cult common stock issued                          2,219,255
                                                                      ----------

                                                                      $2,229,255
                                                                      ==========
     Assets Purchased
       Machinery and equipment                                        $1,548,114
       Other assets                                                       51,998
                                                                      ----------
                                                                       1,600,112
                                                                      ----------
     Assumed Liabilities
       Net working capital including cash of $105,932                  1,272,041
       Notes payable                                                   2,276,868
                                                                      ----------
                                                                       3,548,909
                                                                      ----------

               Total net liabilities assumed                          $1,948,797
                                                                      ==========

     Goodwill                                                         $4,178,052
                                                                      ==========

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Notes to Financial Statements - Continued
December 31, 1999

--------------------------------------------------------------------------------

NOTE D - INVENTORIES

   At December 31, 1999, inventory consists of the following:

     Raw materials                                                $ 89,112
     Work in process                                               215,266
     Finished goods                                                336,198
                                                                  --------

                                                                  $640,576
                                                                  ========


NOTE E - PROPERTY, PLANT AND EQUIPMENT

   At December 31, 1999, property and equipment consists of the following:

     Laboratory equipment                                        $  757,294
     Demonstration equipment                                         34,229
     Office equipment                                                 9,074
     Computer equipment                                             159,678
     Automobiles                                                    155,971
     Leasehold improvements                                         795,795
                                                                 ----------
                                                                  1,912,041
        Less accumulated depreciation (including $141,000
             relating to capital lease equipment)                  (488,119)
                                                                 ----------

        Total                                                    $1,423,922
                                                                 ==========

   Included in property, plant and equipment are purchases acquired through capital lease financing arrangements with a gross value of approximately $653,000 at December 31, 1999.


NOTE F - NOTES PAYABLE

   Notes payable consists of the following:

     Note payable to Parent, note bears interest at 5%.              $6,128,978

     Unsecured note payable in thirty-seven monthly principal
     payments. Interest is at 6% and the agreement expires
     during 2002.                                                       545,000

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Notes to Financial Statements - Continued
December 31, 1999

--------------------------------------------------------------------------------

NOTE F - NOTES PAYABLE - CONTINUED

     Capital lease obligations for laboratory and other
     equipment with a stockholder of the Company. The capital
     obligations are payable in monthly installments of
     $20,000. The obligations are secured by a first lien on all property. The interest rates on the agreement is for 12.5%
     and expires in 2002 (see note G).                               $  482,965

     Note payable to a financial institution, due in 60 equal
     monthly installments of principal and interest of $425.
     The note bears interest at 8.99% and is secured by a motor
     vehicle. The note matures in April 2001.                             6,767

     Loan from lessors of the Company's facilities in Hopkinton,
     MA and Worcester, MA for tenant improvements done at the
     facilities. The leases for these facilities expire on June 1,
     2001 and March 1, 2006, respectively.                              130,363
                                                                     ----------
                                                                      7,294,073

     Less current portion                                             7,294,073
                                                                     ----------

     Long-term portion                                               $    -
                                                                     ==========

   As a result of the Company's sale of substantially all of its assets and liabilities, all of the Company's notes payable has been classified as current.

   Assuming original maturity dates, aggregate maturities of notes payable are as follows:

       Year Ending
       December 31,                                             Amount
     ----------------                                         ----------
         2000                                                 $6,424,903
         2001                                                    345,353
         2002                                                    468,065
         2003                                                     24,870
         2004                                                     24,870
         Thereafter                                                6,012
                                                              ----------

                                                              $7,294,073
                                                              ==========

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Notes to Financial Statements - Continued
December 31, 1999

--------------------------------------------------------------------------------

NOTE G - COMMITMENTS AND CONTINGENCIES

   COMMITMENTS - LEASES

     The Company has capital leases covering certain laboratory and other equipment which run through 2002. In addition, the Company leases offices, laboratory and manufacturing facilities under operating leases that expire at various dates through March 2006. Certain of the facility leases provide for future rental increases based on changes in Consumer Price Index. Total rental expense for the period January 14, 1999 through December 31, 1999 was approximately $509,000.

     At December 31, 1999, the minimum rental commitments for noncancelable leases that have initial of remaining terms of more than one year are as follows:


                                                            Capital    Operating
                                                            Leases       Leases
                                                           --------   ----------
     2000                                                  $240,000   $  379,641
     2001                                                   240,000      335,003
     2002                                                    80,000      302,208
     2003                                                   -            255,336
     2004                                                   -            255,336
     Thereafter                                             -          2,851,252
                                                           --------   ----------

     Minimum commitments                                    560,000   $4,378,776
                                                                      ==========
     Less amount representing interest                      (77,035)
                                                           --------

     Capital lease obligations (included in notes payable)
        (see note F)                                       $482,965
                                                           ========


   CONTINGENCIES

     The Company is engaged in various litigation matters. Management believes the ultimate outcome of these litigation matters will not have a material adverse effect on the Company's financial position, liquidity or results of operations.

UNISYN TECHNOLOGIES, INC.
(A SUBSIDIARY OF MEDI-CULT A/S)
Notes to Financial Statements - Continued
December 31, 1999

--------------------------------------------------------------------------------

NOTE H - RETIREMENT PLAN

   The Company maintains a retirement savings plan under Section 401(K) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participant to defer a portion of their annual compensation on a pretax basis. At December 31, 1999, the Company matches 50% of employees' contributions up to a maximum of 6% of their annual compensation. For the period January 14, 1999 through December 31, 1999, the Company contributed approximately $42,000 to the plan.


NOTE I - INCOME TAXES

   No provision for income taxes has been recorded for the period ended December 31, 1999 due to losses incurred during the period. At December 31, 1999, the Company has net operating loss carryforwards to reduce Federal taxable income. Due to various changes in ownership of the Company, virtually all of these carryforwards are subject to significant restrictions with respect to the ability of the Company to use these amounts to offset future taxable income. The Company has fully offset deferred tax assets resulting from differences in accounting between income tax and financial statement treatment with a valuation allowance. These differences consist almost entirely of net operating loss carryforwards.

UNISYN TECHNOLOGIES, INC.
FINANCIAL STATEMENTS
AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999

UNISYN TECHNOLOGIES, INC.
FINANCIAL STATEMENTS


                               CONTENTS

                                                                                                PAGE
                                                                                                ----

Balance Sheet as of March 31, 2000..............................................................  3

Statements of Operations and Accumulated Deficit for the Three Months ended
  March 31, 2000 and 1999.......................................................................  4

Statements of Cash Flows for the Three Months ended March 31, 2000 and 1999.....................  5

Notes to Financial Statements...................................................................  6

                            UNISYN TECHNOLOGIES, INC.
                                  BALANCE SHEET
                                 MARCH 31, 2000
                                  (UNAUDITED)


                                            ASSETS
CURRENT ASSETS
  Cash                                                                                                 $    71,000
  Trade accounts receivable (net of $70,000 allowance for doubtful accounts)                               613,000
  Inventories                                                                                              563,000
  Other                                                                                                     37,000
                                                                                                       -----------
         Total current assets                                                                            1,284,000
                                                                                                       -----------

 Property, plant and equipment, net                                                                      1,367,000
 Other assets                                                                                               11,000
                                                                                                       -----------

         Total assets                                                                                  $ 2,662,000
                                                                                                       ===========


                            LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
  Notes payable                                                                                        $ 7,849,000
  Accounts payable                                                                                       1,043,000
  Accrued liabilities                                                                                      365,000
                                                                                                       -----------
          Total current liabilities                                                                      9,257,000
                                                                                                       -----------


COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIT
  Common stock; $.001 par value 1,000 shares authorized; 10 shares issued and outstanding                    1,000
  Additional paid in capital                                                                             2,228,000
  Accumulated deficit                                                                                   (8,824,000)
                                                                                                       -----------
          Total stockholder's deficit                                                                   (6,595,000)
                                                                                                       -----------

          Total liabilities and stockholder's deficit                                                  $ 2,662,000
                                                                                                       ===========



The accompanying notes are an integral part of this financial statement.

                            STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)


                                                        2000           1999
                                                    -----------    -----------
REVENUES
  System sales                                      $   212,000    $    72,000
  Consumable sales & other                              226,000        314,000
  Contract production services                          528,000        306,000
                                                    -----------    -----------


         Total revenues                                 966,000        692,000

OPERATING COSTS AND EXPENSES
  Cost of sales                                       1,188,000        883,000
  Research and development                               52,000         59,000
  Marketing, general and administrative                 514,000        902,000
                                                    -----------    -----------

         Total operating costs and expenses           1,754,000      1,844,000
                                                    -----------    -----------

         Loss from operations                          (788,000)    (1,152,000)

OTHER INCOME (EXPENSE)
  Interest expense                                     (120,000)       (68,000)
                                                    -----------    -----------

         Net loss                                   $  (908,000)   $(1,220,000)

Accumulated deficit, beginning of period             (7,916,000)            -0-
                                                    -----------    -----------

Accumulated deficit, end of period                  $(8,824,000)   $(1,220,000)
                                                    ===========    ===========



The accompanying notes are an integral part of this financial statement.

                            UNISYN TECHNOLOGIES, INC.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                               THREE MONTHS ENDED
                                                                                    MARCH 31, 2000          MARCH 31, 1999
                                                                                    --------------          --------------
Cash flows from operating activities:
   Net loss                                                                           $ (908,000)             $ (1,220,000)
   Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                      170,000                   204,000
   Changes in operating items:
      Accounts receivable                                                                  2,000                  (194,000)
      Inventories                                                                         78,000                  (174,000)
      Other assets                                                                        25,000                  (124,000)
      Accounts payable and accrued liabilities                                           221,000                (1,970,000)
                                                                                      ----------              ------------
                                                                                        (412,000)               (3,478,000)
                                                                                      ----------              ------------
           Net cash used in operating activities

Cash flows from investing activities:
   Capital expenditures                                                                 (113,000)                  (54,000)
                                                                                      ----------              ------------

           Net cash used in investing activities                                        (113,000)                  (54,000)
                                                                                      ----------              ------------
Cash flows from financing activities:
   Net borrowings on notes payable                                                       555,000                 3,601,000
                                                                                      ----------              ------------

          Net cash provided by financing activities                                      555,000                 3,601,000
                                                                                      ----------              ------------

          Net increase in cash                                                            30,000                    69,000
Cash, beginning of period                                                                 41,000                   100,000
                                                                                      ----------              ------------

Cash, end of period                                                                   $   71,000              $    169,000
                                                                                      ==========              ============

The accompanying notes are an integral part of this financial statement.

                            UNISYN TECHNOLOGIES, INC.
        NOTES TO FINANCIAL STATEMENTS - CONTINUED AS OF AND FOR THE THREE
                      MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)


NOTE A - OPERATIONS

Unisyn Technologies, Inc.(the "Company") develops, manufactures and markets products and contract services that produce antibodies. The Company also provides research and development services related to these products. The Company's products are utilized to manufacture biological material for the research, diagnostic and pharmaceutical segments of the biotechnology industry. The Company sells its products mainly to pharmaceutical companies and universities throughout the United States and Europe.

On January 14, 1999, Medi-Cult, through an acquisition company acquired all of the outstanding stock of Unisyn Technologies, Inc. for cash and Medi-Cult stock. The Company has accounted for its acquisition by Medi-Cult using the purchase method of accounting and accordingly, the purchase price has been allocated to the assets purchased and liabilities assumed based upon management estimate of the fair value at the date of acquisition.

The Company has incurred net losses since its inception. Prior to the Company's acquisition by MediCult A/S on January 14, 1999, the predecessor company had an accumulated deficit of approximately $43,500,000. The Company incurred net losses of $7,916,656 for the period January 14, 1999 through December 31, 1999 and $908,000 for the three months ended March 31, 2000 . The Company has been delinquent in its lease agreements and slow in paying its other creditors on a timely basis. At March 31, 2000 the Company has a stockholder's deficit of $6,595,000 and liabilities of $9,257,000. These factors raise doubt about the Company's ability to continue as a going concern.

On May 25, 2000, the Company sold substantially all of its assets and liabilities to Cellex Biosciences, Inc. ("the Purchaser"), a Minnesota based corporation for a purchase price of approximately $2,309,000 of which $1,163,000 was payable in 930,000 shares of common stock of the Purchaser.


NOTE B - SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited financial statements have been derived from unaudited interim financial statements. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although the Company believes that the disclosures made are adequate to make the information presented not misleading.

                            UNISYN TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
          AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)


The financial statements of the Company, in the opinion of management, include all normal and recurring adjustments necessary for a fair presentation of results as of the dates and for the periods covered by the financial statements. Operating results for the three months ended March 31, 2000 and 1999 are not to be considered as being indicative of the results that may be expected for the entire fiscal year or that may be expected for the Company subsequent to May 25, 2000, the effective date of the asset purchase agreement with Cellex Biosciences, Inc.

For further information, refer to the financial statements and footnotes thereto included in the Company's financial statements for the fiscal years ended December 31, 1999 and 1998.

USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in these financial statements include balances in accounts receivable awaiting collection by the Company and the carrying amount of inventory.

GOODWILL

On January 14, 1999, Medi-Cult, through an acquisition company, acquired all of the outstanding stock of Unisyn Technologies, Inc. The purchase price exceeded the value of the assets acquired by $4,178,000, thereby giving rise to goodwill. Goodwill was being amortized over 25 years. For the period ended March 31, 1999, approximately $40,000 was amortized. In December 1999, the Company determined that there had been an impairment in the carrying value of its goodwill as a result of continued operating losses incurred. Management determined that the impairment required the write-off of the remaining unamortized balance of goodwill related to the purchase ($4,018,000).

NET INCOME (LOSS) PER COMMON SHARE

Pursuant to the merger agreement with Medi-Cult, as of January 14, 1999, all of the outstanding shares of the Company were acquired by Medi-Cult. Loss per common share has not been computed because such information is not considered meaningful.

                            UNISYN TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
          AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)


NOTE C - DETAILS TO BALANCE SHEET

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivable. Concentrations of credit risk with respect to the Company's accounts receivable are limited due to the large number of customers comprising the Company's customer base. To minimize risk, the Company performs ongoing credit evaluations of its customers. The Company maintains reserves for potential credit losses. At March 31, 2000, the Company had three customers which accounted for 58% of net trade accounts receivable, two customers which accounted for 35% of revenues for the three months ended March 31, 2000 and two customers which accounted for 29% of revenues for the three months ended March 31, 1999.

A significant amount of the Company's revenue has been derived from export sales. The Company's export sales were approximately 26% and 17% for the three months ended March 31, 2000 and 1999, respectively.


INVENTORIES

Inventories consist of the following:

                                                        MARCH 31, 2000
                                                        --------------

          Finished goods..........................        $ 178,000
          Work-in-process.........................          215,000
          Raw materials...........................          555,000
                                                          ---------
                                                            948,000

              Less Reserve                                 (385,000)
                                                          ---------

                                                          $ 563,000
                                                          =========

                            UNISYN TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
          AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)


NOTES PAYABLE

At March 31, 2000, notes payable consists of the following:

         Note payable to shareholder...............     $ 6,468,000
         Capital lease obligations.................         453,000
         Note payable to creditor..................         545,000
         Advances from Cellex Biosciences, Inc....          248,000
         Loan from lessors.........................         130,000
         Note payable to financial institution.....           5,000
                                                        -----------
                                                        $ 7,849,000
                                                        ===========

On February 18, 2000, the Company and Cellex Biosciences, Inc. ("Cellex") entered into an agreement which, as amended, provides for Cellex to lend the Company up to $600,000 through May 23, 2000. The loan agreement provides for interest to accrue at the rate of 9% per annum payable upon maturity of the revolving note. At March 31, 2000, the principal balance owed by the Company to Cellex was $248,000. Subsequent to March 31, 2000 through May 23, 2000, the balance was increased to $450,000 which obligations were cancelled pursuant to the asset purchase agreement that became effective May 25, 2000. See Note D.

As a result of the Company's sale of substantially all of its assets and liabilities, all of the Company's notes payable have been classified as current.


NOTE D -  SUBSEQUENT EVENT

Effective May 25, 2000, Cellex acquired substantially all of the assets and technology and assumed certain liabilities from Unisyn Technologies, Inc. ("Unisyn") pursuant to an asset purchase agreement (the "Asset Purchase Agreement").

In consideration, Cellex issued 70,000 shares of common stock to Unisyn's parent company. Pursuant to settlement agreements, 127,000 additional shares of the Cellex's common stock were issued to settle approximately $1,000,000 in obligations to two creditors of Unisyn. An additional 733,000 shares of the Cellex's common stock have been issued to settle approximately $800,000 in additional liabilities. In addition, during the period from February 18, 2000 to May 25, 2000, Cellex provided cash advances to Unisyn

                            UNISYN TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
          AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)


aggregating approximately $450,000; these obligations were cancelled pursuant to the Asset Purchase Agreement.

The assets purchased include accounts receivable, inventory, equipment, licenses, proprietary software, certain prepaid expenses and other assets, and intangible assets including patents, trademarks, trade names, service names, copyrights and other intangibles.

Cellex also assumed certain rights and obligations of Unisyn pursuant to contracts and agreements with customers of Unisyn and pursuant to real property leases and purchased contracts. Cellex also assumed certain liabilities, including certain accounts payable, deferred revenue and severance obligations to certain employees totaling approximately $553,000.

On September 10, 1999, Cellex had commenced an adversary proceeding against Unisyn relating to the unilateral termination by Unisyn of an Agreement and Plan of Merger dated October 10, 1997 between the Cellex and Unisyn. The Asset Purchase Agreement provide for the dismissal of all claims in the litigation.

                  CELLEX BIOSCIENCES, INC. AND
                  UNISYN TECHNOLOGIES, INC.

                  PRO FORMA UNAUDITED CONDENSED COMBINED
                  FINANCIAL INFORMATION

         Except as the context otherwise indicates, the term the "Company" refers to Cellex Biosciences, Inc.

         The following pro forma financial information and related notes thereto set forth the Company's historical balance sheet and statements of operations modified to reflect the adjustments required to effect the Company's purchase of certain assets and the assumption of certain liabilities of Unisyn Technologies, Inc. ("Unisyn"). The transaction is being recorded using the purchase method of accounting.

         The Company's pro forma balance sheet, and related notes thereto, sets forth the Company's historical balance sheet modified to reflect the adjustments required to effect the transaction as if it had occurred on March 31, 2000. The Company's unaudited balance sheet at March 31, 2000 has been modified by reflecting the unaudited balance sheet of Unisyn adjusted to reflect the assets purchased and liabilities assumed and the allocation of the purchase price to specific tangible and intangible assets, which values approximate fair value. At March 31, 2000, the purchase price of $2,536,000 was determined to be the sum of the value of the 930,000 shares of the Company's common stock, no par value, issuable by the Company pursuant to the transaction and the fair value of the liabilities assumed by the Company. The value of the Company's stock at $1.25 per share is based upon the last sale price of the Company's common stock pursuant to the Company's private placement offering during the period February 17 through May 3, 2000.

         The purchase price and allocation of purchase price at March 31, 2000 is determined as follows:

                 Value of common stock issued
                     (930,000 shares at $1.25 per share)     $ 1,163,000
                 Fair value of liabilities assumed               780,000
                 Cancellation of cash advances to Unisyn         450,000
                 Transaction costs                               143,000
                                                             -----------

                     Total Purchase Price                    $ 2,536,000
                                                             ===========

                 Accounts receivable, net                    $   613,000
                 Inventories, net                                563,000
                 Property, plant and equipment                 1,349,000
                 Other assets                                     11,000
                                                             -----------

                     Allocation of Purchase Price            $ 2,536,000
                                                             ===========

CELLEX BIOSCIENCES, INC.
PRO FORMA CONDENSED FINANCIAL STATEMENTS - CONTINUED
(UNAUDITED)

         The Company's historical statements of operations for the twelve months ended September 30, 1999 and the six months ended March 31, 2000 are presented assuming the transaction had occurred on October 1, 1998. The Company's historical results for the ten months ended July 31, 2000 (unaudited), the two months ended September 30, 1999 (audited) and the six months ended March 31, 2000 (unaudited) have been adjusted by reflecting the unaudited pro forma operating results of Unisyn for the twelve months ended September 30, 1999 and the six months ended March 31, 2000, adjusted to reflect the assets purchased and the liabilities assumed and the allocation of purchase price based upon estimated fair values on May 25, 2000, the effective date of the asset purchase agreement. The Company's average number of shares outstanding for the six months ended March 31, 2000 has been adjusted by adding the 930,000 shares of common stock issued by the Company in relation to the purchase. This pro forma does not purport to be indicative of the results which would have been reported if the purchase had occurred on October 1, 1998 or which may be reported in the future.

         As of July 31, 1999, the Company adopted fresh start reporting in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7 Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). Due to the Company's emergence from Chapter 11 Reorganization and implementation of fresh-start reporting, the financial statements for the reorganized company as of July 31, 1999 and for the periods subsequent to July 31, 1999 (the "Reorganized Company") will not be comparable to those of the Company for the periods prior to July 31, 1999 (the "Predecessor Company"). The results of the periods shown for the Predecessor Company are not considered to be indicative of the results of operations that are expected for the Reorganized Company. The results of the Predecessor Company are not comparable to those of the Reorganized Company.

         Fresh-start reporting resulted in material changes to the Company's balance sheet at July 31, 1999, including valuation of assets at fair value in accordance with principles of the purchase method of accounting, valuation of liabilities pursuant to provisions of the Company's Plan of Reorganization and valuation of equity based on the reorganization value of the ongoing business. In accordance with fresh-start reporting, the gain on discharge of debt resulting from the reorganization proceedings was reflected on the financial statements of the Predecessor Company for the ten-month period ended July 30, 1999. In addition, the accumulated deficit of the Predecessor Company was eliminated and at July 31, 1999, the Reorganized Company's financial statements reflected no beginning retained earnings or deficit. In addition, the Company's capital structure was recast in conformity with the Company's Plan of Reorganization.

CELLEX BIOSCIENCES, INC. AND UNISYN TECHNOLOGIES, INC.
PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET
MARCH 31, 2000
(IN THOUSANDS)

                                                                                 Unisyn
                                                                   -------------------------------------
                                                                             Adjustments to
                                                                             Eliminate Items                      Pro Forma
                                                       Cellex                 Not Purchased     Unisyn     -------------------------
                                                    Biosciences    Unisyn     Or Assumed (1)   Restated    Adjustments     Combined
                                                    -----------   --------   ---------------  ----------  -------------  -----------
                        ASSETS

Current assets:
     Cash                                             $   232     $    71     $    (71)        $     -    $   (97) (2)     $    135
     Private placement offering proceeds receivable     1,881           -                            -                        1,881
     Accounts receivable, net                             448         613                          613                        1,061
     Costs and estimated earnings in excess of
          billings on uncompleted contracts               244           -                            -                          244
     Inventories                                        1,271         563                          563                        1,834
     Other                                                 36          37          (37)              -                           36
                                                      -------     -------     --------         -------    -------          --------

          Total  current assets                         4,112       1,284         (108)          1,176        (97)            5,191
                                                                                                                                  -
Property, plant and equipment, net                        146       1,367          (18)          1,349                        1,495

Other assets:
     Inventories                                          378           -                            -                          378
     Patents and trademarks, net                        1,069           -                            -                        1,069

     Other assets                                         365          11            -              11        247  (2)           23
                                                                                                             (600) (2)
     Reorganization value in excess of amounts                                                                                    -
          allocable to identifiable assets              2,713           -            -               -          -             2,713
                                                      -------     -------     --------         -------    -------          --------

          Total Assets                                $ 8,783     $ 2,662     $   (126)        $ 2,536    $  (450)         $ 10,869
                                                      =======     =======     ========         =======    =======          ========

     LIABILITIES
Current liabilities:
     Notes payable                                    $   130     $ 7,849     $ (7,849)            $ -        $ -             $ 130
     Accounts payable                                     318       1,043         (263)            780          -             1,098
     Customer deposits                                    371           -                            -          -               371
     Accrued liabilities                                  329         365         (365)              -        143  (2)          472
     Billings in excess of costs and estimated
          earnings on uncompleted contracts                24           -            -               -          -                24
                                                      -------     -------     --------         -------    -------          --------

          Total current liabilities                     1,172       9,257       (8,477)            780        143             2,095

Long-term debt                                            550           -            -               -          -               550

Shareholders' equity:
     Common stock                                                       1           (1)              -          -                 -
     Additional paid in capital                         7,912       2,228       (2,228)              -      1,163  (3)        9,075
     Accumulated deficit                                 (851)     (8,824)       8,824               -          -              (851)
                                                      -------     -------     --------         -------    -------          --------
                                                      $ 8,783     $ 2,662     $ (1,882)        $   780    $ 1,306          $ 10,869
                                                      =======     =======     ========         =======    =======          ========

-------------------------------
(1) Pursuant to the Asset Purchase Agreement, the assets purchased include accounts receivable, inventory, property plant and equipment, licenses, proprietary software, certain prepaid expenses and deposits, and intangible assets including patents, trademarks, servicemarks, service names, copryrights and other intangibles. Liabilities assumed include certain accounts payable and accrued liabilities including severance obligations.

(2) During the period April 1 through May 25, 2000, the Company provided to Unisyn an additional $97,000 in working capital advances and incurred additional costs relating to the transaction in the amount of $45,000. Pursuant to the Asset Purchase Agreement, the obligation of Unisyn to repay the advances in the aggregate amount of $450,000 was cancelled.

(3) To record the issuance of 930,000 shares of the Company's common stock at $1.25 per share (based on the most recent sale price of the Company's common stock pursuant to a private placement offering of the Company's common stock during the period February 17 through May 3, 2000.

CELLEX BIOSCIENCES, INC. AND UNISYN TECHNOLOGIES, INC.
PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2000
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                        Pro Forma
                                                                                               --------------------------------
                                                               Cellex           Unisyn         Adjustments (1)      Combined
                                                             ----------      ------------      ---------------   --------------
Revenues:
      System sales                                            $     223          $    390                             $     613
      Consumable sales                                              682               544                                 1,226
      Contract production services                                1,069               921                                 1,990
      Other                                                          90              (119)                                  (29)
                                                              ---------          --------                             ---------

          Total revenues                                          2,064             1,736                                 3,800

Operating costs and expenses:
      Cost of sales                                               1,211             2,692                                 3,903
      Research and development                                      214                66                                   280
      Marketing, general and administrative                       1,197               250                 409             1,856
      Impairment of goodwill                                          -             4,018              (4,018)                -
                                                              ---------          --------             -------         ---------

          Total operating costs and expenses                      2,622             7,026              (3,609)            6,039

      Loss from operations                                         (558)           (5,290)              3,609            (2,239)

Other income (expense)
      Interest expense, net                                        (128)             (208)                208              (128)
      Other income (expense), net                                    32                 -                                    32
                                                              ---------          --------             -------         ---------
                                                                    (96)             (208)                208               (96)
                                                              ---------          --------             -------         ---------

Net loss                                                      $    (654)         $ (5,498)            $ 3,817         $  (2,335)
                                                              =========          ========             =======         =========

Net loss per common share - basic and diluted (2)             $   (0.38)                              $  4.10         $   (0.87)
                                                              =========                               =======         =========

Weighted average number of common shares
      outstanding - basic and diluted (3)                     1,739,122                               930,000         2,669,122
                                                              =========                               =======         =========

---------------------
(1) Pursuant to the Asset Purchase Agreement, certain assets were purchased and certain liabilities were assumed relating to the Unisyn business. The pro forma adjustments reflect the elimination of costs, expenses and certain credits that do not relate to the operations of the Unisyn business or to the assets acquired or liabilities assumed.

(2) Loss per common share for Unisyn has not been computed because the information is not considered meaningful.

(3) For the six months ended March 31, 2000, the weighted average number of the Company's common shares has been adjusted to reflect the issuance of 930,000 shares of the Company's common stock pursuant to the Asset Purchase Agreement.

CELLEX BIOSCIENCES, INC. AND UNISYN TECHNOLOGIES, INC.
PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1999
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                      Cellex Biosciences
                                          ----------------------------------------------
                                           Ten Months      Two Months     Fiscal Year
                                              Ended          Ended           Ended                              Pro Forma
                                             July 30,     September 30,   September 30,                 ---------------------------
                                              1999            1999            1999           Unisyn                       Combined
                                           (unaudited)      (audited)      (unaudited)    (unaudited)   Adjustments(1)  (unaudited)
                                          -------------   -------------   -------------   -----------   --------------  -----------
Revenues:
   System sales                            $        543    $       173     $       716    $      806                     $   1,522
   Consumable sales                               1,180            320           1,500         1,271                         2,771
   Contract production services                   2,250            345           2,595         1,080                         3,675
   Other                                            200             30             230             -                           230
                                          -------------   -------------   -------------   -----------   --------------  -----------

      Total revenues                              4,173            868           5,041         3,157                         8,198
                                          -------------   -------------   -------------   -----------   --------------  -----------

Operating costs and expenses:
   Cost of sales                                  2,819            674           3,493         3,698                         7,191
   Research and development                         320             42             362           199                           561
   Marketing, general and administrative          1,281            292           1,573         3,795             (170)       5,198
                                          -------------   -------------   -------------   -----------   --------------  -----------

      Total operating costs and expenses          4,420          1,008           5,428         7,692             (170)      12,950

   Loss from operations                            (247)          (140)           (387)       (4,535)             170       (4,752)

Other income (expense)
   Interest expense, net                           (421)           (57)           (478)         (392)    $        392         (478)
                                          -------------   -------------   -------------   -----------   --------------  -----------
      Total                                        (421)           (57)           (478)         (392)             392         (478)
                                          -------------   -------------   -------------   -----------   --------------  -----------

Net loss before reorganization items               (668)          (197)           (865)       (4,927)             562       (5,230)
   Reorganization items                          (2,602)             -          (2,602)            -                -       (2,602)
                                          -------------   -------------   -------------   -----------   --------------  -----------

Net loss before extraordinary item               (3,270)          (197)         (3,467)       (4,927)             562       (7,832)
   Gain on discharge of debt                      9,014              -           9,014             -                -        9,014
                                          -------------   -------------   -------------   -----------   --------------  -----------

Net income (loss)                          $      5,744    $      (197)    $     5,547    $   (4,927)    $        562    $   1,182
                                          =============   =============   =============   ===========   =============   ===========

Net loss per common share - basic and diluted - before
   reorganization and extraordinary items (2)                      N/A             N/A                                         N/A
                                                          =============   =============                                 ===========

--------------------------
(1) Pursuant to the Asset Purchase Agreement, certain assets were purchased and certain liabilities were assumed relating to the Unisyn business. The pro forma adjustments reflect the elimination of costs and expenses that do not relate to the operations of the Unisyn business or to the assets acquired or liabilities assumed.

(2) Pursuant to the Company's reorganization which became effective July 31, 1999, the Predecessor Company's existing equity securities were deemed cancelled and 1,000,000 shares of new common stock were deemed issued to the Company's new investors and creditors. Loss per common share for the Predecessor Company has not been computed because the information is not meaningful. In addition, loss per common share for Unisyn has not been computed because the information is not considered to be meaningful.

SIGNATURES


In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



                                             CELLEX BIOSCIENCES, INC.
                                             (Registrant)



Date: April 27, 2001                     /s/ Thomas Belleau
      --------------                    -------------------------------
                                             Thomas Belleau
                                             Chief Financial Officer